Exhibit 10.3
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     This Intellectual Property Security Agreement (this “Agreement”) is made as of June 30, 2006, by PROLINK SOLUTIONS, LLC, a Delaware limited liability company (“Debtor”), in favor of COMERICA BANK (“Secured Party”).
RECITALS
     A. Secured Party has lent to Debtor certain amounts (the “Loan”), as more fully described in that certain Loan and Security Agreement by and among Debtor, PROLINK HOLDINGS CORP., a Delaware corporation and Secured Party, dated as of June 30, 2006 (as amended from time to time, the “Loan Agreement”).
     B. One of the conditions to Secured Party’s obligations to make the Loan was Debtor’s grant to Secured Party of a security interest in the “Intellectual Property Collateral,” as defined in Section 2, to secure Debtor’s obligations to Secured Party.
     C. To induce Secured Party to continue to advance the Loan pursuant to the terms of the Loan Agreement, Debtor has agreed to enter into this Agreement.
AGREEMENTS
     I. Definitions. The following terms not otherwise defined herein will have the meanings indicated:
     a. “Copyrights” means copyrights, registrations and applications therefor, and any and all (i) renewals and extensions thereof, (ii) income, royalties, damages and payments now and hereafter due or payable with respect thereto, including damages and payments for past or future infringements thereof, (iii) rights to sue for past, present and future infringements thereof, and (iv) all other rights corresponding thereto throughout the world.
     b. “Licenses” means license agreements in which a party grants or receives a grant of any interest in Copyrights, Trademarks, Patents and Trade Secrets and other intellectual property and any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, royalties, damages and payments now and hereafter due or payable to the party with respect thereto, including damages and payments for past or future violations or infringements or misappropriations thereof, and (iii) rights to sue for past, present and future violations or infringements thereof.
     c. “Patents” means patents and patent applications along with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, reexaminations, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iii) income, royalties, damages and payments now and hereafter due and/or payable to the holder with respect thereto, including damages and payments for past or future infringements thereof, (iv) rights to sue for past, present and future infringements thereof, and (v) all other rights corresponding thereto throughout the world.

     d. “Trademarks” means trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of the owner’s business connected therewith and symbolized thereby, together with any and all (i) renewals thereof, (ii) income, royalties, damages and payments now and hereafter due or payable with respect thereto, including damages and payments for past or future infringements thereof, (iii) rights to sue for past, present and future infringements or misappropriations thereof, and (iv) all other rights corresponding thereto throughout the world.
     e. “Trade Secrets” means trade secrets, along with any and all (i) income, royalties, damages and payments now and hereafter due and/or payable to the owner with respect thereto, including damages and payments for past or future infringements or misappropriations thereof, (ii) rights to sue for past, present and future infringements or misappropriations thereof, and (iii) all other rights corresponding thereto throughout the world.
     2. Grant of Security Interest. Debtor hereby grants to Secured Party a security interest in the following described intellectual property (collectively, the “Intellectual Property Collateral”):
     a. All Trademarks of Debtor now owned or hereafter acquired, including those Trademarks listed on Exhibit A hereto.
     b. All Copyrights of Debtor, now owned or hereafter acquired, including those registered Copyrights listed on Exhibit B hereto.
     c. All Patents of Debtor, now owned or hereafter acquired, including those Patents listed on Exhibit C hereto.
     d. All Trade Secrets of Debtor, now owned or hereafter acquired.
     e. All Licenses of Debtor, now owned or hereafter acquired.
     f. All files and records of Debtor or in which Debtor has any interest and supporting evidence and documents relating to the Intellectual Property Collateral, including computer programs, disks, tapes and related electronic data processing media, all rights of Debtor to retrieval from third parties of electronically processed and recorded information, and all payment records, correspondence, license agreements and the like, together with all Debtor’s books of account ledgers, cabinets and equipment in which the same are reflected or maintained, now owned or hereafter acquired.
     g. All proceeds of the foregoing.
     3. Secured Indebtedness. The Intellectual Property Collateral secures and will secure all Indebtedness of Debtor to Secured Party related to the Loan. For purposes of this Agreement, “Indebtedness” will mean all loans and advances made by Secured Party to Debtor pursuant to the Loan Agreement, including related interest, loan fees, charges, attorneys’ fees and other expenses for which Debtor is obligated, all guaranties by Debtor in favor of Secured Party related to the Loan, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by Secured Party by assignment or otherwise. Without limiting the generality of the foregoing, “Indebtedness” includes all obligations of Debtor to Secured Party under the Note (as defined in the Loan Agreement), including all renewals and modifications thereof.
     4. Representations and Warranties of Debtor. Debtor represents and warrants that:
     a. Debtor is the sole owner of the Intellectual Property Collateral, except for licenses granted by Debtor to its customers in the ordinary course of business. To the best of Debtor’s knowledge, each of the Patents, if any, is valid and enforceable, and no part of the Intellectual Property Collateral has been adjudged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party.
     b. Debtor is and will be and remain the sole and exclusive owner of the Intellectual Property Collateral, except for licenses granted by Debtor to its customers in the ordinary course of business, all of which is and will be free and clear of any liens, charges and encumbrances, except those in favor of Secured Party or to which Secured Party has consented in writing.
     c. To the best of Debtor’s knowledge, Debtor’s use of the Tradenames, Trademarks, Copyrights, Patents, and Licenses does not conflict with the rights of others.
     d. Except as disclosed to Secured Party in connection with the Loan Agreement, there are no material claims, judgments or settlements to be paid by Debtor or pending claims or litigation relating to the Intellectual Property Collateral.
     e. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Intellectual Property Collateral is on file or of record in any public office, except such as may have been filed by Debtor in favor of Secured Party.
     5. Covenants of Debtor. Debtor agrees that:
     a. Debtor will take such actions as shall be commercially reasonable to protect the marks, inventions and works of authorship identified on Exhibits A, B and C, as well as any subsequent marks, inventions and works of authorship which are security for the Loan and the failure to do so would have a material adverse effect on the financial condition or operations of Debtor.
     b. Debtor shall execute and deliver such additional instruments and documents from time to time as Secured Party shall reasonably request to perfect Secured Party’s security interest in any Intellectual Property Collateral issued and/or registered after the date of this Agreement.
     c. Debtor shall use commercially reasonable efforts to prosecute and maintain the validity and enforceability of the Trademarks, Patents and Copyrights and use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Secured Party in writing of material infringements detected. Debtor shall not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written acknowledgment of Secured Party unless such Trademarks, Patents or Copyrights are no longer necessary for the operation of Debtor’s business.
     d. Secured Party may audit Debtor’s Intellectual Property Collateral to confirm compliance with this Section 5, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing.
     6. Further Understandings. Debtor’s rights as to the Intellectual Property Collateral are subject to the following further understandings:
     a. Prior to the occurrence of an Event of Default hereunder Debtor may continue to exploit, license, franchise, use, enjoy and protect (whether in the United States of America or any foreign jurisdiction) the Intellectual Property Collateral in the ordinary course of business and in a manner consistent with the preservation of Secured Party’s rights hereunder, and Secured Party will execute and deliver, at Debtor’s sole cost and expense, any and all instruments, certificates or other documents reasonably requested by Debtor to enable Debtor to do so.
     b. This Agreement, and the security interest created hereunder, will terminate when all Indebtedness has been fully paid and satisfied. Secured Party (without recourse upon, or any warranty whatsoever by, Secured Party) will then execute and deliver to Debtor such documents and instruments evidencing the termination of the security interest hereunder as Debtor may reasonably request.
     c. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, from time to time in Secured party’s discretion, to take any action and to execute any instrument which Secured party may deem necessary or advisable to accomplish the purposes of this Agreement, including (i) to modify, in its sole discretion, this Agreement without first obtaining Debtor’s approval of or signature to such modification by amending any Exhibit hereto to include reference to any Intellectual Property Collateral acquired by Debtor after the execution thereof or to delete any reference to any Intellectual Property Collateral in which Secured Party no longer has or claims any interest and (ii) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto relative to any of the Intellectual Property Collateral without the signature of Debtor, where permitted by law.
     7. Default. The occurrence of an “Event of Default” under the Loan Agreement shall be an Event of Default hereunder.
     8. Secured Party’s Remedies After Default. Upon the occurrence of an Event of Default and subject to the notice and cure rights provided in the Loan Agreement, Secured Party may take any one or more of the following actions, all without notice (except as provided in the Loan Agreement), demand, legal process, protest or presentment of any kind:
     a. Declare any or all Indebtedness immediately due and payable, without notice or demand.

     b. Exercise any and all rights and powers of the Debtor respecting the Intellectual Property Collateral.
     c. Sell or assign or grant a license or franchise to use, or cause to be sold or assigned or granted a license or franchise to use, any or all of the Intellectual Property Collateral, in each case, free of all rights and claims of Debtor therein and thereto (but subject, in each case, to the rights of others heretofore granted or created by Debtor as contemplated herein).
     d. Exercise the rights and remedies of a secured party under the Arizona Commercial Code or any other applicable law, including selling the Intellectual Property Collateral at public or private sale, for cash or on credit, in whole or in part and on such terms as Secured Party may determine.
     e. Require Debtor to assemble any tangible Intellectual Property Collateral and make such Intellectual Property Collateral available to Secured Party at a place designated by Secured Party or to deliver a copy to Secured Party of any such Intellectual Property Collateral consisting of books, records, computer disks, tapes and the like.
     f. Enter the premises of Debtor or third parties in order to take possession of any tangible Intellectual Property Collateral.
     g. Require Debtor to segregate all collections and proceeds of the Intellectual Property Collateral so that they are capable of identification and deliver daily such collections and proceeds to Secured Party in kind.
     h. Notify any obligated persons of Secured Party’s interest in the Intellectual Property Collateral and the proceeds thereof and require any such persons to forward all remittances, payments and proceeds respecting the Intellectual Property Collateral to Secured Party or a post office box under Secured Party’s exclusive control.
     i. Demand and collect any proceeds of the Intellectual Property Collateral.
     j. Bring suit in its own or Debtor’s name to protect or enforce Debtor’s rights respecting any Intellectual Property Collateral, in which case Debtor will do any and all lawful acts and execute any and all proper documents requested by Secured Party in connection with such action.
     k. Grant extensions of time for payment of amounts due respecting any Intellectual Property Collateral and compromise or settle claims or disputes of any customer of Debtor or any third party relating to any Intellectual Property Collateral, including compromises and settlements that are for less than the full amount due or involve discounts, credits or allowances other than in the ordinary course of business, all as Secured Party in good faith deems advisable or appropriate and without prior notice to or consent of Debtor.
     l. Use any Intellectual Property Collateral in connection with any assembly, use or disposition of other collateral in which Debtor has granted a security interest to Secured Party under the Loan Agreement.

     m. Take such measures as Secured Party may deem reasonably necessary or advisable to preserve, maintain, protect or develop the Intellectual Property Collateral or any portion thereof or to perform such obligations hereunder as Debtor may have failed to perform without curing Debtor’s default arising from such failure.
     n. Apply to any court of competent jurisdiction for appointment of a receiver to enforce any of Secured Party’s remedies with respect to the Intellectual Property Collateral to which appointment Debtor hereby consents.
     o. Apply all recoveries received by Secured Party pursuant to the exercise of Secured party’s rights hereunder, net of all Secured Party’s related cots and expenses, to the Indebtedness with Debtor remaining liable for any deficiency.
     p. Demand Debtor’s payment of all Secured Party’s costs and expenses incurred in connection with the exercise by Secured Party of its rights hereunder not offset against recoveries as provided in paragraph 8. hereinabove.
     q. Institute proceedings to enforce Secured Party’s rights to any amounts owed by Debtor hereunder.
     r. Exercise such further remedies as Secured Party may have at law or in equity.
     9. Miscellaneous.
     a. Except for the gross negligence or willful misconduct of Secured Party, Secured Party will have no liability for any handling or mishandling of any check, note, acceptance or other instrument which the maker thereof tenders to Debtor or Secured Party in connection with the Intellectual Property Collateral.
     b. All representations, warranties, covenants, agreements, terms and conditions made herein will survive the execution, delivery and closing of this Agreement and all transactions contemplated hereby.
     c. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder or to insist on strict compliance or performance of the representations, warranties, covenants, agreements, terms and conditions of this Agreement will operate as a waiver thereof.
     d. Time and exactitude of each of the terms, obligations, covenants and conditions are hereby declared to be of the essence hereof
     e. This Agreement will be governed by and construed according to the laws of the State of Arizona.
     f. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Such rights and remedies may be exercised singularly or collectively from time to time, and thus any single or partial exercise of any right or remedy will not preclude the further exercise thereof or the exercise of any other right or remedy.

     g. The defined terms in this Agreement will apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” when used in this Agreement will be deemed to be followed by the phrase “without limitation.”
     h. In the event of any action or proceeding that involves the protection, preservation or enforcement of Secured Party’s rights or Debtor’s obligations relating to this Agreement or the Indebtedness, Secured Party will be entitled to reimbursement from Debtor of all costs and expenses associated with said action or proceeding, including reasonable attorneys’ fees and litigation expenses. Debtor will reimburse Secured Party for all reasonable attorneys’ fees and expenses incurred in the representation of Secured Party in any aspect of any bankruptcy or insolvency proceeding initiated by or on behalf of Debtor that concerns any of Debtor’s obligations to Secured Party under this Agreement, the Indebtedness or otherwise. In the event of a judgment against one party concerning any aspect of this Agreement or the Indebtedness, the right to recover post-judgment attorneys’ fees incurred in enforcing the judgment will not be merged into and extinguished by any money judgment. The provisions of this paragraph constitute a distinct and severable agreement from the other contractual rights created by this Agreement or the Indebtedness.
     i. Debtor hereby waives diligence, presentment, protest and demand and notice of every kind (except for such notice provided for under the Loan Agreement) and, to the extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. Debtor further waives any right to require Secured Party to proceed against any person for payment of the Indebtedness or against any other security Secured Party may have for the Indebtedness as a condition to realizing upon any Intellectual Property Collateral hereunder.
     j. If any provisions of this Security Agreement are held to be invalid, illegal, unenforceable or against public policy in any respect, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     k. Debtor will indemnify, defend and hold Secured Party harmless from and against any claims, losses, damages, suits, costs and expenses incurred by or asserted against Secured Party arising out of this Agreement, including Secured Party’s enforcement of its rights hereunder, except where the covered matter results from Secured Party’s gross negligence or willful misconduct.
     10. This Agreement will inure to the benefit of Secured Party and its successors and assigns. Debtor will not assign any of Debtor’s rights, duties or obligations hereunder. Any such assignment by Debtor will be void and of no effect as to Secured Party and its successors or assigns.
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     Executed as of June 30, 2006, at Phoenix, Arizona.

PROLINK SOLUTIONS, LLC, a Delaware limited liability company

By: /s/ Barry Sullivan
Name: Barry Sullivan
Title: Chief Financial Officer

Address:	410 S. Benson Lane Chandler, Arizona 85224
     Sworn and subscribed before me this 29th day of June, 2006.

/s/ Betty Lunik Notary Public

My Commission expires on: September 4, 2009